[PRICEWATERHOUSECOOPERS LOGO]


                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Prospectus Supplement of Gray Television, Inc. of our report dated February 4, 2002 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 4, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


PricewaterhouseCoopers LLP


Atlanta, Georgia
September 26, 2002